UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 6, 2006

                 INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)


         Indiana                       000-30771              87-0678630
State or Other Jurisdiction of     Commission File No.      I.R.S. Employer
Incorporation or Organization                             Identification Number



                              5624 West 73rd Street
                           Indianapolis, Indiana 46278
                    (Address of principal executive offices)

                                 (317) 295-3500
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

As described under Item 2.01 below, on December 31, 2005, Interactive Motorsports and Entertainment Corp. ("IMTS") and its wholly-owned subsidiary Perfect Line, Inc. ("Perfect Line") entered into an Asset Purchase Agreement pursuant to which it sold twenty-eight (28) of its race car simulators to Checker Flag Lightning, LLC ("CFL"), a Michigan limited liability corporation. The simulators are currently operating and located in three Mills Corporation malls, specifically Concord Mills (12 simulators), Opry Mills, (10 simulators) and Gurnee Mills (6 simulators). As part of the transaction, CFL, Perfect Line and affiliates of the Mills Corporation agreed in separate Assignment, Assumption and Consent Agreements that CFL will be assigned the leases and will assume all of Perfect Line's outstanding monetary obligations to affiliates of The Mills Corporation under the Perfect Line's lease agreements for Concord Mills, Katy Mills and Opry Mills (the "Mills Leases"). As part of that agreement Mills released Perfect Line from all past, current and future monetary obligations under those leases. In addition, CFL agreed to a $400,000 note and security agreement for CFL's outstanding financial obligations to Perfect Line related to the Mills sites ( the "Long Term Note"), with terms of 68 months. Perfect Line retained a security interest in the six (6) simulators at Gurnee Mills as collateral for the note.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On December 31, 2005, Perfect Line entered into an Asset Purchase Agreement (the "Agreement") pursuant to which it sold twenty-eight (28) of its race car simulators (the "Assets") to CFL. The Agreement included the obligation of CFL to sign the Assignment, Assumption and Consent Agreements for the Mills leases, and the obligation to enter into the Security agreement for the Long Term Note. In exchange for and consideration of Perfect Line's conveyance of the Assets, CFL agrees to assume all of Perfect Line's outstanding monetary obligations to affiliates of The Mills Corporation under the Mills Leases.

Item 4.02.    Non-reliance on Previously Issued Financial Statements.

As has been disclosed in previous IMTS 8-K and 10-KSB filings, on December 31, 2004 IMTS closed a transaction in which it sold 34 simulators and also sold warrants for the purchase of 5,161,500 shares of IMTS common stock. On December 30, 2005, management concluded that there was an error in the accounting treatment that had been applied to the warrant's value in the transaction. Specifically, IMTS misinterpreted a provision of EITF 00-21, an accounting pronouncement dealing with the accounting for transactions involving multiple deliverables, which IMTS used to guide its recording of the December 31, 2004 transaction.

IMTS management believes the impact of the misinterpretation on the December 31, 2004 financial statements will be less than 2% of the revised 2004 revenue of $6,944,563. Revenue and net income will be reduced by approximately $127,271, resulting in a net loss of $118,402 for the twelve month period. The balance sheet will also be impacted, with Additional Paid in Capital increasing by approximately $135,185, Retained Earnings decreasing by approximately $127,271, and Liabilities decreasing by approximately $7,914.

The management of IMTS has discussed this matter with its independent registered public accounting firm, HJ & Associates, LLC. and they are in agreement with the revised accounting treatment with respect to the warrants.

Item 8.01.    Other Events and Required FD Disclosure.

Interactive Motorsports and Entertainment Corp. issued a press release attached hereto as Exhibit 99.1 on January 6, 2006.

Item 9.01.    Financial Statements and Exhibits

    (c) The following exhibit is furnished with this report:

         Exhibit No.       Description

         99.1 Interactive Motorsports and Entertainment Corp.'s press release dated January 6, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTERACTIVE MOTORSPORTS AND
                                            ENTERTAINMENT CORP.

Date:    January 6, 2006                    By:  /s/ William Donaldson
                                                 -----------------------
                                                 William Donaldson
                                                 Chief Executive Officer